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Exhibit 13     Schedule of Computation of Performance

                     SCHEDULE OF COMPUTATION OF PERFORMANCE

The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1.   Standardized Since Inception Return

     Assuming experience from the Growth Sub-Account, on a $ 1,000 Purchase Payment on 9/1/1998, and fully redeemed on 12/31/1997

     A $30 Annual Contract Maintenance Charge was assessed on 12/31/1998. For this calculation, it is prorated among Sub-Accounts, with 20.6% allocated to the Growth Sub-Account

     The Deferred Sales Charge for a Contract on 12/31/1998 would have been 7%. The free withdrawal provision was also applicable.

                    Dates               Accumulation Unit Values
                  9/1/1998                   13.142701
                12/31/1998                   15.669692

The Standardized Since Inception Return for the period 9/1/98 - 12/31/98: 11.61%

          Accumulated Value on 12/31/1998
               ((1000 /13.142701) x 15.669692) -.206*30               $1,186.09
          Surrender-Free Amount on 12/31/1998
               Greater of (1186.09 - 1000) and (.10 x 1000)             $186.09
          Ending Redeemable Value on 12/31/1998
               1186.09 - .07 x (1186.09 - 186.09)                     $1,116.09
          Standardized Since Inception Return, 9/1/199 - 12/31/1998
               ((1116.09 /1000) - 1 ) x 100                               11.61%

          Note: Returns are not annualized for periods less than 1 year.

2.   Annualized Accumulation Unit Value(AUV) Return

     For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.

     For periods greater than one year, the annualized AUV return is an average annual change in accumulation unit values, based on the percentage change.

     Assuming experience from the Oppenheimer Bond Sub-Account

          Unit Value     12/31/1995     10.00114700
          Unit Value     12/31/1998     11.72530500

     Percentage Change in Unit Values for the 3 year period
     ending 12/31/98                                                      17.24%
          (11.725305 - 10.001147) /10.001147 x 100

     Annualized AUV Return for the 3 year period ending 12/31/98           5.44%
          ((1.1724 /to the power of/ (1/3)) - 1) x 100
          The symbol /to the power of/ is being used to denote exponentiation.


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

3.   Non-Standardized Average Annual Total Return

     Assuming a single payment of $10,000 made 10 years ago (or Since Inception date, if less than 10). The growth of $10,000 reflects annual administrative charge of $30 but does not reflect contingent deferred sales charges or premium taxes

     Assuming experience from the Oppenheimer Bond Sub-Account

     Single Purchase Payment       12/31/88       $10,000
     Accumulated Value             12/31/98       $20,570

     Average Annual Total Return                                 7.48%

            ((20,570/ 10,000) /to the power of/ (1/10) - 1) x 100
            The symbol /to the power of/ is being used to denote exponentiation.

4.   Non-Standardized Annual (or Calendar Year) Total Return

     The growth of $10,000 reflects annual administrative charge of $30 but does not reflect contingent deferred sales charges or premium taxes.

     Assuming experience from the Oppenheimer Bond Sub-Account

     Single Purchase Payment       12/31/88       $10,000
     Accumulated Value             12/31/97       $19,560
     Accumulated Value             12/31/98       $20,570

     One Year Total Return for Calendar Year 1998                5.16%

                    ((20570 - 19560) /19560) x 100%

5.   7-day Money Market Yield and Effective Yield

     Assuming experience from the Money Market Sub-Account
     For the period ending 12/31/98

          Unit Value               12/24/98       11.14722000
          Unit Value               12/28/98       11.14698900
          Unit Value               12/31/98       11.15010500

     To get the change in value from 12/24/98 to 12/31/98,
     take 100% of the change from 12/24/98 to 12/28/98:
                    ((11.14698900 /11.14722000) -1) -0.000021
     Change in value from 12/28/98 to 12/31/98:
                    (11.150105 /11.146989) -1         0.00028
     Combine to get change in value from 12/24/98 to 12/31/98:
                    (-.000021 + .00028)              0.000259
     Before Annual Contract Maintenance Charge deduction:
     Yield:            .000259 x (365/7) x 100 =                          1.35%
     Effective Yield: ((1.000259) /to the power of/ (365/7) -1 ) x 100 =  1.36%
            The symbol /to the power of/ is being used to denote exponentiation.

     Annual Contract Maintenance Charge deduction is:            0.086%
     After Annual Contract Maintenance Charge deduction:
     Yield:                                                      1.26%
     Effective Yield:                                            1.27%


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